UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 12, 2013

MEDPRO SAFETY PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52077	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

145 Rose Street

Lexington, KY 40507

(Address of Principal Executive Offices) (Zip Code)

(859) 225-5375

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 24, 2013, MedPro Safety Products, Inc. (“MedPro” or the “Company”) and its principal shareholder Vision Opportunity Master Fund, Ltd. (“VOMF”) entered into an amendment to MedPro’s Series D Senior Secured Promissory Note (the “Series D Note”). The amendment extends the maturity date of the Series D Note from December 31, 2013 to March 31, 2014 and increases the interest rate on the outstanding principal balance of the Series D Note from 10% to 15% during the extension period. All other terms and conditions of the Series D Note remain unmodified and in full force and effect. In addition, MedPro granted VOMF the right to appoint one member to MedPro’s board of directors any time there remains outstanding principal on the Series D Note.

The outstanding principal balance of the Series D Note is currently $4,310,000. The terms and conditions of the Series D Note are described in MedPro’s Current Report on Form 8-K filed September 18, 2012.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2013, Marc T. Ray resigned from his position as MedPro’s Chief Financial Officer and Vice President of Finance, effective immediately.  The Company has not designated a successor at this time.

On December 12, 2013, Andrew P. Merkatz resigned as a director of the Company. Mr Merkatz had served as the designated representative of VOMF on MedPro’s board of directors since March 18, 2013.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment dated December 24, 2013 to Series D Senior Secured Promissory Note dated September 12, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Dated: December 30, 2013	By:	/s/ W. Craig Turner
W. Craig Turner
Chairman and Chief Executive Officer

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